SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 30, 2016

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05        COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
        On December 30, 2016, Interface, Inc. ("the Company") committed to a new restructuring plan in its continuing efforts to improve efficiencies and decrease costs across its worldwide operations, and more closely align its operating structure with its business strategy.  The plan involves (i) a substantial restructuring of the FLOR business model that includes closure of its headquarters office and most retail FLOR stores, (ii) a reduction of approximately 70 FLOR employees and a number of employees in the commercial carpet tile business, primarily in the Americas and Europe regions, and (iii) the write-down of certain underutilized and impaired assets that include information technology assets, and obsolete manufacturing, office and retail store equipment.

        As a result of this plan, the Company expects to incur a pre-tax restructuring and asset impairment charge in the fourth quarter of 2016 of approximately $17-19 million, followed by an additional charge in the first quarter of 2017 of approximately $7-9 million.  (The charge in the first quarter of 2017 is primarily related to exit costs associated with the FLOR retail stores, a majority of which are expected to stay open for the first quarter of 2017.)

        The aggregate amount of the charges is expected to be approximately $25-27 million, estimated to be comprised of severance expenses ($10-11 million), lease exit costs ($6-8 million), impairment of assets ($7-8 million) and other items (approximately $1 million).  Approximately $17 million of the anticipated charges is expected to result in future cash expenditures, primarily for severance payments (approximately $10 million) and lease exit costs (approximately $7 million)  The restructuring plan is expected to be substantially completed in the first half of 2017, and is expected to yield annual savings of approximately $13-14 million beginning in fiscal year 2017, with approximately $9 million of the savings realized in selling, general and administrative expenses and $4 million realized in cost of sales.

ITEM 2.06        MATERIAL IMPAIRMENTS.
        In connection with the above-described restructuring plan, which the Company committed to on December 30, 2016, the Company expects to record aggregate non-cash charges of approximately $7-8 million for material impairment of assets that include information technology assets, and obsolete manufacturing, office and retail store equipment.  The Company expects approximately $5-6 million of the impairment charge to occur in the fourth quarter of 2016, and the balance to occur in the first quarter of 2017.

ITEM 7.01        REGULATION FD DISCLOSURE.
        On January 5, 2017, the Company issued a press release regarding the restructuring plan described above (the "Press Release").  A copy of the Press Release is included as Exhibit 99.1 hereto and hereby incorporated by reference.
        In conjunction with its announcement, the Company will host a conference call tomorrow morning, January 6, 2017, at 8:30 a.m. Eastern Time. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at the following address: http://edge.media-server.com/m/p/6jasf2jd/lan/en and through the Company's website at: http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.
        The information set forth in this Item 7.01, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01                                        FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial Statements of Businesses Acquired.

None.

(b)            Pro Forma Financial Information.

None.

(c)            Shell Company Transactions.

None.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated January 5, 2017, regarding restructuring plan (furnished pursuant to Item 7.01 of this Report).
        This Current Report on Form 8-K contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above. In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2016, which discussion is incorporated herein by this reference. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this report except as required by law and cautions readers not to place undue reliance on any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: January 5, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated January 5, 2017, regarding restructuring plan (furnished pursuant to Item 7.01 of this Report).